CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-275336 on Form S-6 of our report dated January 9, 2024, relating to the financial statements of FT 11170, comprising Dow(R) Target Dvd. 1Q ‘24 - Term 4/9/25 (The Dow(R) Target Dividend Portfolio, 1st Quarter 2024 Series); S&P Dvd. Aristocrats Target 25 1Q ‘24 - Term 4/9/25 (S&P Dividend Aristocrats Target 25 Portfolio, 1st Quarter 2024 Series); S&P Target 24 1Q ‘24 - Term 4/9/25 (S&P Target 24 Portfolio, 1st Quarter 2024 Series); S&P Target SMid 60 1Q ‘24 - Term 4/9/25 (S&P Target SMid 60 Portfolio, 1st Quarter 2024 Series); Target Divsd. Dvd. 1Q ‘24 - Term 4/9/25 (Target Diversified Dividend Portfolio, 1st Quarter 2024 Series); Target Focus 4 1Q ‘24 - Term 4/9/25 (Target Focus Four Portfolio, 1st Quarter 2024 Series); Target Global Dvd. Leaders 1Q ‘24 - Term 4/9/25 (Target Global Dividend Leaders Portfolio, 1st Quarter 2024 Series); Target Growth 1Q ‘24 - Term 4/9/25 (Target Growth Portfolio, 1st Quarter 2024 Series); Target VIP 1Q ‘24 - Term 4/9/25 (Target VIP Portfolio, 1st Quarter 2024 Series); and Value Line(R) Target 25 1Q ‘24 - Term 4/9/25 (Value Line(R) Target 25 Portfolio, 1st Quarter 2024 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 9, 2024